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                                                                 EXHIBIT 3.2.1

[CANADIAN FLAG LOGO]   Industry Canada         Industrie Canada


Certificate of Arrangement                            Certificat d'arrangement

Canada Business                                       Loi canadienne sur
Corporations Act                                      les societes par actions


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
TRANSCANADA PIPELINES LIMITED                         370712-1

TRANSCANADA CORPORATION                               414844-1



_______________________________________________       _______________________________________________
Name of CBCA corporation(s) involved -                Corporation number-Numero de la societe
Denomination(s) de la (des) societe(s)
L.C.S.A. concernee(s)

I hereby certify that the arrangement set out         Je certifie que l'arrangement mentionne dans les
in the attached articles of arrangement,              clauses d'arrangement annexees, concernant la
involving the above-referenced corporation(s),        (les) societe(s) susmentionnee(s), a pris effet
has been effected under section 192 of the            en vertu de l'article 192 de la LOI CANADIENNE
CANADA BUSINESS CORPORATIONS ACT.                     SUR LES SOCIETES PAR ACTIONS.




           [GRAPHIC OMITTED]                                  May 15, 2003/le 15 mai 2003

          Director - Directeur                        Date of Arrangement - Date de l'arrangement
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